Exhibit 10.3

MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT is dated effective as of the 22nd day of July, 2013 (“Effective Date”).

BETWEEN:

ROB RAINER, an individual with an address of 3254

Prospect Avenue, La Crescenta, CA  91214

(the “Consultant”)

OF THE FIRST PART

AND:

SaaSMAX, INC., a company duly formed under the laws of

Nevada, with its principal office at 7770 Regents Road,

Suite 113-129 San Diego, CA 92122

(the “Company”)

OF THE SECOND PART

WHEREAS:

A.

The Consultant has agreed to act as a Director, Chief Financial Officer, Secretary and Treasurer of the Company; and

B.

The Company has agreed to issue 750,000 earn-out shares of its common stock to the Consultant in accordance with this Agreement,

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

DEFINITIONS

1.1

The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)

"Board" means the Board of Directors of the Company;

(b)

"Consulting Fee" means the fee payable to the Consultant at the rate set forth in Section 5.1;

(c)

"Consulting Services" means the services to be provided by the Consultant as set forth in Section 4.1;

(d)

"Term" means the term of this Agreement beginning on the Effective Date and ending on the close of business on the date of the termination of this Agreement.

2.

ENGAGEMENT AS A CONSULTANT

2.1

The Company hereby engages the Consultant as a consultant to provide the Consulting Services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

2.2

The Consultant agrees to be appointed as a Director, Chief Financial Officer, Secretary and Treasurer of the Company, such appointment to be effective ten (10) days after the Company files a Schedule 14F-1 Information Statement with the United States Securities and Exchange Commission disclosing the proposed change of management.

3.

TERM OF THIS AGREEMENT

3.1

The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue for a period of ten (10) years thereafter unless terminated in accordance with the terms of this Agreement.

4.

CONSULTING SERVICES

4.1

The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)

act as Director, Chief Financial Officer, Secretary and Treasurer of the Company;

(b)

report directly to board of directors of Company; and

(c)

perform such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company, provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

4.2

The Consultant shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of his duties, however, the Consultant may engage in other business or personal activities that do not interfere with the Consultant's obligations hereunder.

4.3

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

5.

CONSULTING FEE

5.1

During the term of this Agreement, and subject to the Company completing equity financing totaling not less than $1,000,000, the Company shall pay the Consultant a base consulting fee of $5,000 per month (the "Base Consulting Fee") in consideration of the Consultant providing the Consulting Services.

5.2

The Base Consulting Fee will be reviewed annually by the Board of Directors and may be increased, but not decreased.

5.3

The Company shall pay the Base Consulting Fee, in advance, on the first day of each month.

5.4

In addition to the Base Consulting Fee, the Board of Directors may grant to the Consultant annual bonuses based on performance.

6.

STOCK OPTIONS

6.1

The Consultant shall be entitled to such options as may be granted by the Board of Directors under any stock option plan.

7.

EARN OUT SHARES

7.1

The Consultant shall be issued, on execution of this Agreement, 750,000 earn-out shares.  The Earn-Out Shares shall be held in the custody of the Company or its designee and shall be released to the Consultant on the basis of 10% of the original number of Earn-Out Shares on each anniversary of this Agreement.  Notwithstanding that the shares are held in custody and are not released to the Consultant, all voting and dividend rights in respect of the Earn-Out Shares shall accrue to the Consultant and he shall be entitled to exercise such rights and receive such benefits in respect of the Earn-Out Shares.

7.2

In the event of termination of this Agreement, any Earn-Out Shares not released, or scheduled to be released within six (6) months shall be returned to the Company for cancellation and the Consultant shall have no further rights in respect of such shares.  The Consultant shall execute any stock powers or other documents necessary to give effect to such cancellation and hereby appoints the Company as his attorney for such purposes.

8.

REIMBURSEMENT OF EXPENSES

8.1

The Company shall reimburse the Consultant for all reasonable business and travel related expenses incurred by the Consultant in the course of performing his duties hereunder, provided that such expenses are supported by statements, receipts or vouchers supplied to the Company.

9.

TERMINATION

9.1

The Company may terminate this Agreement:

(a)

at any time on three (3) months’ notice; or

(b)

without notice upon the occurrence of any of the following events of default (each an “Event of Default”):

(i)

the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(ii)

the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(iii)

the Consultant’s refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within thirty (30) days of the date of delivery of notice of the Event of Default.

9.2

In the event that the Company terminates this Agreement, the Company will pay the Consultant an amount equal to six (6) months of Base Consulting Fees to the Consultant at the time of termination.

9.3

The Consultant may terminate this Agreement at any time upon one (1) month notice.

9.4

Upon termination, the Consultant will be entitled to such Earn-Out Shares as have been released or are due to be released in the six (6) months following termination under this Agreement and the remaining Earn-Out Shares shall be cancelled.

9.5

On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

10.

PROPRIETARY INFORMATION AND DEVELOPMENTS

10.1

The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consulting Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals and business relationships with banks, lenders and other parties not otherwise publicly available.

11.

RELIEF

11.1

The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 10 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

12.

PARTIES BENEFITED; ASSIGNMENTS

12.1

This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

13.

NOTICES

13.1

Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 13.  Notices shall be deemed given when delivered.

14.

GOVERNING LAW

14.1

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

15.

REPRESENTATIONS AND WARRANTIES

15.1

The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

16.

MISCELLANEOUS

16.1

This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

16.2

This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

16.3

No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

16.4

A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

16.5

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

16.6

The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

16.7

The Consultant acknowledges and agrees that Northwest Law Group has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

16.8

This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SIGNED, SEALED AND DELIVERED BY ROB RAINER in the presence of:

/s/ Rob Rainer
Signature	ROB RAINER

Name

Address

SAASMAX, INC.

a Nevada corporation by its authorized signatory:

/s/ Harold C. Moll

HAROLD C. MOLL

Chief Executive Officer